EXHIBIT (7)(b)

                       SHAREHOLDER SERVICES PLAN AGREEMENT


The Infinity Mutual Funds, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-3035

Gentlemen:

We wish to enter into this Shareholder Services Plan Agreement with you concerning the provision of certain services to the beneficial holders of certain classes (each, a "Class") of the ISG Portfolios set forth on Schedule 1 hereto, as such may be revised from time to time (each, a "Portfolio"), of The Infinity Mutual Funds, Inc. (the "Fund"). The terms and conditions of this Agreement are as follows:

1. We agree to provide certain services to the beneficial holders of shares of each Class which services may include providing personal services relating to shareholder accounts, such as answering shareholder inquiries regarding such Class and providing reports and other information, and providing services related to the maintenance of shareholder accounts.

2. We will act solely as agent for, upon the order of, and for the account of, the holders of Class shares for whom we are providing the services described herein.

3. We will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in our business, or any personnel employed by us) as may be reasonably necessary or beneficial in order to provide such services contemplated hereunder.

4. We will not nor will any of our officers, employees or agents make any representations concerning the Fund or shares of any Class except those contained in the Portfolios' then-current prospectus, copies of which will be supplied to us by the Fund, or in such supplemental literature or advertising as may be authorized by the Fund in writing.

5. For all purposes of this Agreement, we will be deemed to be an independent contractor, and will have no authority to act as agent for the Fund in any matter or in any respect. We agree to and do release, indemnify and hold the Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by us or our officers, employees or agents regarding our responsibilities hereunder for the purchase, redemption, transfer or registration of shares of a Class by or on behalf of the holders of such shares. We and our employees, upon request, will be available during normal business hours to consult with the Fund or its designees concerning the performance of our responsibilities under this Agreement.

6. In consideration of the services and facilities provided by us hereunder, as to each Class, the Fund agrees to pay us and we will accept as full payment therefor, a fee up to the annual rate set forth on Schedule 2 hereto as a percentage of the average daily net asset value of the outstanding shares of such Class as to which we provide the services described herein, which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 6, the average daily net asset value of the outstanding shares of a Class will be computed in the manner specified in the Fund's registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of such Class for purposes of purchases and redemptions. The Fund, in its discretion and without notice, may suspend or withdraw the sale of shares of any Class.

7. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Agreement will provide to the Fund's Board of Directors, and the Fund's Directors will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, we will furnish the Fund or its designees with such information as the Fund or its designees may reasonably request (including, without limitation, periodic certifications confirming the provision of the services described herein), and will otherwise cooperate with the Fund or its designees (including, without limitation, any auditors designated by the Fund), in connection with the preparation of reports to the Fund's Board of Directors concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law. We will promptly report to the Fund any potential or existing conflicts with respect to the investments of our clients in shares of any Class.

8. The Fund may enter into other similar Shareholder Services Plan Agreements with any other person or persons without our consent.

9. We represent, warrant and agree that: (i) in no event will any of the services provided by us hereunder be primarily intended to result in the sale of any shares issued by the Fund; (ii) the compensation payable to us hereunder, together with any other compensation payable to us by our clients in connection with the investment of their assets in shares of a Class, will be disclosed by us to our clients, will be authorized by our clients and will not result in an excessive or unreasonable fee to us; (iii) we will not advertise or otherwise promote our client accounts primarily as a means of investing in shares of a Class or establish or maintain client accounts for the primary purpose of investing in shares of a Class; (iv) in the event an issue pertaining to this Agreement is submitted to shareholders of a Class for approval, we will vote the shares of such Class held for our own account in the same proportion as the vote of the shares of such Class held for our clients' benefit; and (v) we will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless we have obtained the licenses required by such law.

10. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Fund or its designee. Unless sooner terminated, this Agreement will continue until , and thereafter will continue automatically for successive annual periods ending on , provided such continuance is specifically approved at least annually by the Fund in the manner described in Section 13.

11. All notices and other communications will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above, or to such other address as either party shall so provide the other.

12. This Agreement shall be construed in accordance with the internal laws of the State of New York without giving effect to principles of conflict of laws, and is non-assignable by the parties hereto.

13. This Agreement is subject to annual approval by vote of a majority of (i) the Board of Directors of the Fund and (ii) the Directors who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Fund or us, by vote cast in person at a meeting called for the purpose of voting such approval. This Agreement is terminable without penalty, on 10 days' notice, by the Fund's Board of Directors, or, on not less than 90 days' notice, by us. This Agreement will terminate, as to the relevant Class, automatically in the event of its assignment (as defined in the Act).

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us.

Very truly yours,


______________________________
(Name of Service Organization)


By: _______________________________
Title: ____________________________

Date: _____________________________

Accepted and agreed to:

THE INFINITY MUTUAL FUNDS, INC.


By: _____________________________
Title: __________________________

                                   SCHEDULE 1

NAME OF PORTFOLIO AND CLASS                        DATE ESTABLISHED
---------------------------                        -----------------

ISG Aggressive Growth Portfolio                    August 12, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Capital Growth Portfolio                       February 15, 1994
         Class A Shares
         Class B Shares
         Trust Shares

ISG Core Income Portfolio                          February 15, 1994
         Class A Shares
         Class B Shares
         Trust Shares

ISG Current Income Portfolio                       August 12, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Dividend Growth Portfolio                      February 15, 1994
         Class A Shares
         Class B Shares
         Trust Shares

ISG Equity Value Portfolio                         May 14, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Government Income Portfolio                    May 14, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Growth Portfolio                               August 12, 1998
         Class A Shares
         Class B Shares
         Trust Shares

 ISG Growth and Income Portfolio                   August 12, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG International Equity Portfolio                 May 14, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Large Cap Equity Portfolio                     August 12, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Limited Duration Income                        February 15, 1994
  Portfolio
         Class A Shares
         Class B Shares
         Trust Shares

ISG Limited Duration Tennessee                     February 15, 1994
  Tax Free Portfolio
         Class A Shares
         Class B Shares

ISG Limited Duration U.S.                          February 11, 1997
  Government Portfolio
         Class A Shares
         Class B Shares
         Trust Shares

ISG Mid Cap Portfolio                              May 14, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Moderate Growth and
  Income Portfolio                                 August 12, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Municipal Income Portfolio                     May 14, 1998
         Class A Shares
         Class B Shares
         Trust Shares

 ISG Small Cap Opportunity Portfolio               May 14, 1998
         Class A Shares
         Class B Shares
         Trust Shares

ISG Tennessee Tax Exempt Bond                      February 11, 1997
  Portfolio
         Class A Shares
         Class B Shares
         Trust Shares

ISG Tax Free Money Market Portfolio                May 14, 1998
         Class A Shares
         Class B Shares

ISG Government Money Market Portfolio              May 14, 1998
         Class A Shares
         Class B Shares

ISG Prime Money Market Portfolio                   February 15, 1994
         Class A Shares
         Class B Shares

ISG U.S. Treasury                                  February 15, 1994
  Money Market Portfolio
         Class A Shares

                                   SCHEDULE 2
                                  ------------

                                                   ANNUAL FEE AS A
                                                   PERCENTAGE OF AVERAGE
NAME OF PORTFOLIO AND CLASSES                      DAILY NET ASSETS
------------------------------                     -----------------------

ISG Aggressive Growth Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Capital Growth Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Core Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Current Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Dividend Growth Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Equity Value Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Government Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Growth Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

 ISG Growth and Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG International Equity Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Large Cap Equity Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Limited Duration
  Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Limited Duration
  Tennessee Tax Free Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Limited Duration
  U.S. Government Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Mid Cap Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Moderate Growth and
  Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Municipal Income Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Small Cap Opportunity Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Tennessee Tax
  Exempt Bond Portfolio
         Class A Shares                                  .15%
         Class B Shares                                  .25%
         Trust Shares                                    .15%

ISG Tax Free Money Market
  Portfolio
         Class A Shares                                  .25%
         Class B Shares                                  .25%

ISG Government Money Market
  Portfolio
         Class A Shares                                  .25%
         Class B Shares                                  .25%

ISG Prime Money Market Portfolio
         Class A Shares                                  .25%
         Class B Shares                                  .25%